CompuTrac, Inc.

                  Exhibit 23.1 - Consent of Independent Accountants



       We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-40732; 33-40734; 33-02906; 33-07319; 33-61577) of CompuTrac, Inc. of our report dated April 7,1996 appearing on page 26 of this annual report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 31 of this Form 10-K.





       PRICE WATERHOUSE LLP
       Dallas, Texas
       April 29, 1996